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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-58743, 333-62939, 333-81503, and 333-30754 and
Forms S-8 No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496,
333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675,
333-90671, 333-90673, 333-87971, 333-12903 and 333-38222) of Staples, Inc.
and in the related Prospectus of our report dated March 2, 2001, except for Note S, as to which the date is March 15, 2001, with respect to the consolidated financial statements of Staples, Inc., included in this Annual Report (Form 10-K) for the year ended February 3, 2001.

                                        /S/ ERNST & YOUNG LLP
                                        ----------------------------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
March 15, 2001